Exhibit 99.1
Designer Brands Inc. Reports First Quarter 2024 Financial Results
Consolidated gross profit margin rose 80 basis points over the same period last year, driven by the Brand Portfolio Segment
Net sales growth in performance and leisure footwear in the U.S. Retail segment outpaced the balance of the footwear market
Company reaffirms full year 2024 guidance

COLUMBUS, Ohio, June 4, 2024 - Designer Brands Inc. (NYSE: DBI) (the "Company," "we," "us," "our," and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, today announced financial results for the three months ended May 4, 2024.

"This quarter, we were pleased to deliver results in line with our expectations for this quarter, as we gain traction on our path to returning Designer Brands to growth," stated Doug Howe, Chief Executive Officer. "I am proud of the way our teams are embracing the strategic initiatives that we are implementing across the business as we work to transform into a more efficient and synergistic organization. According to Circana, we outperformed the overall market dollar sales in the performance, leisure, and kids categories, which we believe is a testament to the strength of our new strategy."

Howe continued, "Moving forward, we will continue to prioritize our strategic commitments to revitalize our assortment, elevate marketing, and enhance the in-store and digital experience, while exploring areas to further rationalize our cost base appropriately, streamline our operations, and drive greater efficiencies. We believe that we are on solid footing as we enter the summer months and are pleased to reaffirm our guidance for 2024."

First Quarter Operating Results (Unless otherwise stated, all comparisons are to the first quarter of 2023)
•Net sales increased 0.6% to $746.6 million.
•Total comparable sales decreased by 2.5%.
•Gross profit increased to $245.1 million versus $237.7 million last year, and gross margin was 32.8% compared to 32.0% for the same period last year.

•Reported net income attributable to Designer Brands Inc. was $0.8 million, or diluted earnings per share ("EPS") of $0.01, including net after-tax charges of $0.07 per diluted share from adjusted items, primarily related to restructuring and integration costs.
•Adjusted net income was $4.8 million, or adjusted diluted EPS of $0.08.

Liquidity
•Cash and cash equivalents totaled $43.4 million at the end of the first quarter of 2024, compared to $50.6 million at the end of the same period last year, with $187.8 million available for borrowings under our senior secured asset-based revolving credit facility, as amended. Debt totaled $476.1 million at the end of the first quarter of 2024 compared to $390.3 million at the end of the same period last year.
•The Company ended the first quarter with inventories of $620.5 million compared to $637.4 million at the end of the same period last year.

Dividend
On May 15, 2024, the Company's Board of Directors declared a quarterly cash dividend of $0.05 per share of Class A and Class B common shares. The dividend will be paid on June 18, 2024 to shareholders of record at the close of business on June 5, 2024.

Store Openings and Closings
During the first quarter of 2024, in the United States ("U.S.") we opened one store and in Canada we acquired 28 Rubino stores, opened five stores, and closed one store, resulting in a total of 500 stores in the U.S. and 175 stores in Canada as of May 4, 2024.

Reaffirming 2024 Financial Outlook
The Company is reaffirming the following guidance for the full year 2024:

Metric	Guidance
Designer Brands Net Sales Growth	Low-single digits
Adjusted Diluted EPS	$0.70 - $0.80

Forward-looking adjusted diluted EPS for 2024 excludes potential charges or gains that may be recorded during the fiscal year, including among other things: (1) restructuring and integration costs, including severance charges; (2) acquisition-related costs; (3) impairment charges; (4) foreign currency transaction losses; (5) the net tax impact of such items; (6) the change in the valuation allowance on deferred tax assets; and (7) net income (loss) attributable to redeemable noncontrolling interest. A reconciliation of forward-looking non-GAAP earnings guidance to the comparable GAAP measure is not provided, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items are uncertain and could have a substantial impact on GAAP measures of our financial performance.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial-in, 1-412-317-6061, and reference conference ID number 8115299 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link, as well as through the Company's investor website at investors.designerbrands.com:
https://app.webinar.net/PDZrA5vkbE0

For those unable to listen to the live webcast, an archived version will be available on the Company's investor website until June 11, 2024. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 9545499
Important information may be disseminated initially or exclusively via the Company’s investor website; investors should consult the website to access this information.

About Designer Brands
Designer Brands is one of the world's largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of inspiring self-expression. With a diversified, world-class portfolio of coveted brands, including Crown Vintage, Hush Puppies, Jessica Simpson, Keds, Kelly & Katie, Le TIGRE, Lucky Brand, Mix No. 6, Topo, Vince Camuto and others, Designer Brands designs and produces on-trend footwear and accessories for all of life's occasions, delivered to the consumer through a robust direct-to-consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and 675 DSW Designer Shoe Warehouse, The Shoe Company, and Rubino stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across Women's, Men's, and Kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships, while also leveraging design and sourcing expertise to build private label product for national retailers. Designer Brands is committed to being a difference maker in the world, taking steps forward to advance diversity, equity, and inclusion in the footwear industry and supporting a global community and the health of the planet by donating more than nine million pairs of shoes to the global non-profit Soles4Souls since 2018. To learn more, visit www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic and financial conditions, including concerns of a potential recession in the U.S., fluctuating interest rates, inflationary pressures, and the related impacts to consumer discretionary spending, as well as our ability to plan for and respond to the impact of these conditions; our ability to anticipate and respond to rapidly changing consumer preferences, seasonality, customer expectations, and fashion trends; the impact on our consumer traffic and demand, our business operations, and the operations of our suppliers, as we experience unseasonable weather, climate change evolves, and the frequency and severity of weather events increase; our ability to execute on our business strategies, including integrating and growing our Brand Portfolio segment, enhancing in-store and digital shopping experiences, and meeting consumer demands; whether we will be able to successfully and efficiently integrate our recent acquisitions in a manner that does not impede growth; our ability to maintain strong relationships with our vendors, manufacturers, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, whether as a result of reliance on third-party providers or otherwise; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems; risks related to the implementation of new or updated IT systems; our ability to protect our reputation and to maintain the brands we license; our reliance on our loyalty programs and marketing to drive traffic, sales, and customer loyalty; our ability to successfully integrate new hires or changes in leadership and retain our existing management team, and to continue to attract qualified new personnel; risks related to restrictions imposed by our senior secured asset-based revolving credit facility, as amended, and our senior secured term loan credit agreement, as amended, that could limit our ability to fund our operations; our competitiveness with respect to style, price, brand availability, shopping platforms, and customer service; risks related to our international operations and our reliance on foreign sources for merchandise; our ability to comply with privacy laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2024 ("2023 Form 10-K") or our other reports made or filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by applicable law, the Company undertakes no obligation to update or revise the forward-looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	May 4, 2024		April 29, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$621,367	79.6%	$612,886	80.7%	$8,481	1.4%
Canada Retail	55,512	7.1%	53,955	7.1%	1,557	2.9%
Brand Portfolio	104,130	13.3%	92,983	12.2%	11,147	12.0%
Total segment net sales	781,009	100.0%	759,824	100.0%	21,185	2.8%
Elimination of intersegment net sales	(34,413)		(17,742)		(16,671)	94.0%
Consolidated net sales	$746,596		$742,082		$4,514	0.6%

Net Sales by Brand Categories
(in thousands)	U.S. Retail	Canada Retail(2)	Brand Portfolio	Eliminations	Consolidated
Three months ended May 4, 2024
Owned Brands:(1)
Direct-to-consumer	$105,014	$8,360	$13,930	$—	$127,304
External customer wholesale, commission income, and other	—	—	55,787	—	55,787
Intersegment wholesale	—	—	34,413	(34,413)	—
Total Owned Brands	105,014	8,360	104,130	(34,413)	183,091
National brands	516,353	47,152	—	—	563,505
Total net sales	$621,367	$55,512	$104,130	$(34,413)	$746,596
Three months ended April 29, 2023
Owned Brands:(1)
Direct-to-consumer	$123,209	$7,872	$10,624	$—	$141,705
External customer wholesale, commission income, and other	—	—	64,617	—	64,617
Intersegment wholesale and commission income	—	—	17,742	(17,742)	—
Total Owned Brands	123,209	7,872	92,983	(17,742)	206,322
National brands	489,677	46,083	—	—	535,760
Total net sales	$612,886	$53,955	$92,983	$(17,742)	$742,082
(1)    "Owned Brands" refers to those brands that we have rights to sell through ownership or license arrangements.
(2)    Beginning with the 2023 Form 10-K, we are providing a breakout of Canada Retail segment net sales by brand categories and we have recast the three months ended April 29, 2023 on a consistent basis.

Comparable Sales
	Three months ended
	May 4, 2024	April 29, 2023
Change in comparable sales:
U.S. Retail segment	(2.3)%	(11.6)%
Canada Retail segment	(4.9)%	2.9%
Brand Portfolio segment - direct-to-consumer channel	(1.7)%	8.3%
Total	(2.5)%	(10.4)%

Store Count
(square footage in thousands)	May 4, 2024		April 29, 2023
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	500	9,939	499	10,015
Canada Retail segment:
The Shoe Company stores	122	626	114	601
DSW stores	25	496	25	496
Rubino Stores	28	149	—	—
	175	1,271	139	1,097
Total number of stores	675	11,210	638	11,112

Gross Profit
	Three months ended
(dollars in thousands)	May 4, 2024		April 29, 2023		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$198,455	31.9%	$196,814	32.1%	$1,641	0.8%	(20)
Canada Retail	17,385	31.3%	17,174	31.8%	211	1.2%	(50)
Brand Portfolio	33,477	32.1%	22,085	23.8%	11,392	51.6%	830
Total segment gross profit	249,317	31.9%	236,073	31.1%	13,244	5.6%	80
Net recognition (elimination) of intersegment gross profit	(4,248)		1,666		(5,914)
Consolidated gross profit	$245,069	32.8%	$237,739	32.0%	$7,330	3.1%	80

Intersegment Eliminations
	Three months ended
(in thousands)	May 4, 2024	April 29, 2023
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(34,413)	$(17,742)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	24,093	13,211
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	6,072	6,197
	$(4,248)	$1,666

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended
	May 4, 2024	April 29, 2023
Net sales	$746,596	$742,082
Cost of sales	(501,527)	(504,343)
Gross profit	245,069	237,739
Operating expenses	(238,551)	(220,119)
Income from equity investments	2,864	2,331
Impairment charges	—	(341)
Operating profit	9,382	19,610
Interest expense, net	(11,561)	(6,597)
Non-operating expenses, net	(143)	(334)
Income (loss) before income taxes	(2,322)	12,679
Income tax benefit (provision)	3,207	(1,306)
Net income	885	11,373
Net loss (income) attributable to redeemable noncontrolling interest	(102)	42
Net income attributable to Designer Brands Inc.	$783	$11,415
Diluted earnings per share attributable to Designer Brands Inc.	$0.01	$0.17
Weighted average diluted shares	59,470	67,042

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	May 4, 2024	February 3, 2024	April 29, 2023
ASSETS
Current assets:
Cash and cash equivalents	$43,434	$49,173	$50,569
Receivables, net	96,712	83,590	100,237
Inventories	620,493	571,331	637,396
Prepaid expenses and other current assets	78,224	73,338	43,598
Total current assets	838,863	777,432	831,800
Property and equipment, net	223,205	219,939	227,692
Operating lease assets	728,346	721,335	701,670
Goodwill	133,666	123,759	134,770
Intangible assets, net	85,252	82,827	75,450
Deferred tax assets	40,868	39,067	50,111
Equity investments	62,863	62,857	66,151
Other assets	50,540	49,016	46,851
Total assets	$2,163,603	$2,076,232	$2,134,495
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$298,968	$289,368	$288,526
Accrued expenses	182,767	159,622	170,759
Current maturities of long-term debt	6,750	6,750	—
Current operating lease liabilities	161,050	166,531	183,074
Total current liabilities	649,535	622,271	642,359
Long-term debt	469,328	420,344	390,302
Non-current operating lease liabilities	657,625	646,161	635,245
Other non-current liabilities	25,253	24,948	23,342
Total liabilities	1,801,741	1,713,724	1,691,248
Redeemable noncontrolling interest	3,390	3,288	3,093
Total shareholders' equity	358,472	359,220	440,154
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$2,163,603	$2,076,232	$2,134,495

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended
	May 4, 2024	April 29, 2023
Operating expenses	$(238,551)	$(220,119)
Non-GAAP adjustments:
CEO transition costs	—	2,210
Restructuring and integration costs	4,829	2,120
Acquisition-related costs	486	1,507
Total non-GAAP adjustments	5,315	5,837
Adjusted operating expenses	$(233,236)	$(214,282)
Operating profit	$9,382	$19,610
Non-GAAP adjustments:
CEO transition costs	—	2,210
Restructuring and integration costs	4,829	2,120
Acquisition-related costs	486	1,507
Impairment charges	—	341
Total non-GAAP adjustments	5,315	6,178
Adjusted operating profit	$14,697	$25,788
Net income attributable to Designer Brands Inc.	$783	$11,415
Non-GAAP adjustments:
CEO transition costs	—	2,210
Restructuring and integration costs	4,829	2,120
Acquisition-related costs	486	1,507
Impairment charges	—	341
Foreign currency transaction losses	143	334
Total non-GAAP adjustments before tax effect	5,458	6,512
Tax effect on above non-GAAP adjustments	(1,398)	(1,508)
Valuation allowance change on deferred tax assets	(136)	(2,117)
Total non-GAAP adjustments, after tax	3,924	2,887
Net income (loss) attributable to redeemable noncontrolling interest	102	(42)
Adjusted net income	$4,809	$14,260
Diluted earnings per share	$0.01	$0.17
Adjusted diluted earnings per share	$0.08	$0.21

Non-GAAP Measures
To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the U.S. ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit, adjusted net income, and adjusted diluted earnings per share as shown in the table above. These measures adjust for the effects of: (1) CEO transition costs; (2) restructuring and integration costs, including severance charges; (3) acquisition-related costs; (4)

impairment charges; (5) foreign currency transaction losses; (6) the net tax impact of such items; (7) the change in the valuation allowance on deferred tax assets; and (8) net income (loss) attributable to redeemable noncontrolling interest. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company's GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company's business and operations.

Comparable Sales Performance Metric
We consider the percent change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important measurement for management and investors of the performance of our direct-to-consumer businesses. We include in our comparable sales metric sales from stores in operation for at least 14 months at the beginning of the applicable year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include the e-commerce sales of the U.S. Retail and Canada Retail segments. For calculating comparable sales in 2024, periods in 2023 are shifted by one week to compare similar calendar weeks. Comparable sales for the Canada Retail segment exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Comparable sales include the e-commerce net sales of the Brand Portfolio segment from the direct-to-consumer e-commerce sites for Vince Camuto and Topo. Net sales from the direct-to-consumer e-commerce sites for Keds and Hush Puppies will be added to the comparable base for the Brand Portfolio segment beginning with the second quarter of 2024 and the third quarter of 2024, respectively. Stores added as a result of the Rubino acquisition that will have been in operation for at least 14 months at the beginning of 2025, along with its e-commerce sales, will be added to the comparable base beginning with the second quarter of 2025. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com